Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement (No. 333-269156) on Form S-3 of ProSomnus, Inc. of our report dated April 2, 2022, relating to the consolidated financial statements of ProSomnus, Inc., appearing in the Annual Report on Form 10-K of ProSomnus, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/SingerLewak LLP

San Jose, California

February 1, 2024